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                                                                       EXHIBIT 5


                              January 16, 1998


Robotic Vision Systems, Inc.
425 Rabro Drive East
Hauppauge, New York 11788

          Re:  Registration Statement on Form S-3
               Under the Securities Act of 1933

Ladies and Gentlemen:

     In our capacity as counsel to Robotic Vision Systems, Inc. a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of (i) 3,395,337 issued and outstanding shares of Common Stock, $.01 par value (the "Common Stock"), and (ii) an aggregate of 211,540 additional shares of Common Stock issuable upon the exercise of certain options and warrants (collectively, "Purchase Rights") to acquire shares of Common Stock ("Rights Stock"), all of which have been included in the Registration Statement for the respective accounts of the several persons identified in the Registration Statement as Selling Stockholders.

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, the several documents evidencing the Purchase Rights, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Common Stock has been duly and validly authorized and issued and is fully paid and non-assessable.

     (3) The Rights Stock has been duly and validly authorized and, when issued and paid for in accordance with the terms of the respective Purchase Rights, will be duly and validly issued and fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.


                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                                LESTER & NEWMAN, P.C.



                              By: /s/Ira Roxland
                                 A Member of the Firm